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                                                                    EXHIBIT 23.3



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of General Growth Properties, Inc. on Form S-3 of our report dated May 14, 1998, relating to our audit of the combined statement of revenues and certain expenses of the Landmark Mall, Mayfair Complex, The Meadows, Northgate Mall, Oglethorpe Mall and Park City Center for the year ended December 31, 1997, included in the Form 8-K/A dated June 2, 1998 of General Growth Properties, Inc., and to the reference to us as experts in such Registration Statements.



                                                       /s/ DELOITTE & TOUCHE LLP


Atlanta, Georgia
December 4, 1998